SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Revolving Credit, Term Loan and Security Agreement

On January 14, 2011, Blonder Tongue Laboratories, Inc. (the “Company”) entered into a First Amendment to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) with Sovereign Business Capital (“Sovereign”), a division of Sovereign Bank, to amend that certain Revolving Credit, Term Loan and Security Agreement, dated as of August 6, 2008 (the “Credit Agreement”).

The Amendment (1) increases the maximum amount which may be borrowed by the Company under the asset based revolving credit facility to $5,000,000 from $4,000,000 (the “Revolver”), (2) extends the termination date of the Credit Agreement from August 6, 2011 to January 15, 2013, (3) modifies the definition of “Eligible Receivables” to adjust the level of certain customer Receivables (as defined in the Credit Agreement) which are included in such calculation, and (4) modifies the Net Income financial covenant to require the Company to achieve a Net Income (as defined in the Credit Agreement) for each fiscal year of not less than $500,000, rather than a quarterly Net Income requirement in such amount as determined by Sovereign from time to time.  The amounts which may be borrowed under the Revolver are based upon certain percentages of Eligible Receives and Eligible Inventory (as defined in the Credit Agreement, as amended).  The amount of the term loan facility under the Credit Agreement remains $4,000,000 (the “Term Loan”).

The Revolver bears interest at a rate per annum equal to the prime lending rate announced from time to time by Sovereign (“Prime”) plus 0.25%.  The Term Loan bears interest at a rate per annum equal to Prime plus 0.50%.

The Revolver terminates on January 15, 2013, the extended termination date, at which time all outstanding borrowings under the Revolver are due.  The Term Loan matures on January 15, 2013 and requires equal monthly principal payments of approximately $17,000 each, plus interest, with the remaining balance due at maturity.

The Amendment also contains other customary representations, warranties, covenants and terms and conditions.  The Company paid a $30,000 amendment fee to Sovereign in connection with the Amendment.

The forgoing summary is qualified in its entirety by reference to the Revolving Credit, Term Loan and Security Agreement, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 8, 2008, and to the First Amendment to Revolving Credit, Term Loan and Security Agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03                    CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information contained in Item 1.01 above is hereby incorporated by reference in response to this Item 2.03.  Upon a default under the Credit Agreement, as amended, including the non-payment of principal or interest, the obligations of the Company under the Credit Agreement, as amended, may be accelerated and the assets securing the obligations secured.

Item 9.01.                    FINANCIAL STATEMENTS AND EXHIBITS

(a)	The following exhibits are filed herewith:

Exhibit 99.1	First Amendment to Revolving Credit, Term Loan and Security Agreement

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, are based upon assumptions and estimates that might not be realized and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company’s annual reports to shareholders and the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:       /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: January 19, 2011

EXHIBIT INDEX

Exhibit No.                                                      Description

Exhibit 99.1	First Amendment to Revolving Credit, Term Loan and Security Agreement.

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